West Canyon Energy Announces Sale of Property

HOUSTON, September 22, 2009 - West Canyon Energy Corp. (“West Canyon” or the "Company") (NASD OTC BB:WCYN), is an independent oil and gas exploration and production company headquartered in Houston, Texas and focused on the strategic exploration and development of international and domestic, high-impact energy projects.

West Canyon Energy announced today that has entered into an agreement with Delavaco Energy to sell 100% of its 6% non-operated Participation Interest in the Carbonera Block for USD$750,000. The Carbonera Block is located in the Northern part of Colombia in the Catatumbo Basin. Closing of this transaction is expected to occur on or before October 1, 2009.

Shane Reeves, West Canyon's Chairman and President, stated "We are very pleased to have monetized our minority owned interest in this natural gas project, which will afford us the opportunity to use the proceeds of the sale to retire a significant portion of the Company’s debt. ”

          About West Canyon Energy Corp.:

          West Canyon Energy Corp. is a publicly traded independent Oil and Gas exploration and production company headquartered in Houston, Texas (NASDAQ OTC BB: WCYN). The Company's mission is to provide new and secure energy solutions for America while increasing shareholder value through the strategic exploration and development of domestic, high-impact energy projects. In line with the Company's focus, West Canyon will continue to expand its portfolio of continental US prospects through the use of property acquisition and operating agreements aimed at minimizing capital expenditures. Shareholders and prospective investors are encouraged to visit West Canyon Energy's website: www.westcanyonenergy.com and subscribe to the email newsletter. Please feel free to call investor relations toll-free at 1-888-977-6884 to receive a full corporate investor's package.

          On behalf of the Board

          Shane Reeves, Chairman and President

          Forward-Looking Statements

     This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management, including, but not limited to: the completion of the sale of the Carbonera Block.

     Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with oil and gas exploration; changes in reserve estimates if any; the potential productivity of our properties; changes in the operating costs and changes in economic conditions and conditions in oil and gas exploration. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our current and periodic reports filed from time-to-time with the Securities and Exchange Commission.

For further information: West Canyon Energy Corp. Investor Relations 1-888-977-6884
ir@westcanyonenergy.com http://www.westcanyonenergy.com or Shane Reeves (281) 378-1563